EXHIBIT 15
                           Accountants' Acknowledgment

The Board of Directors
PepsiCo, Inc.

We hereby acknowledge our awareness of the use of our report dated April 19, 2000 included within the Quarterly Report on Form 10-Q of PepsiCo, Inc. for the twelve weeks ended March 18, 2000, and incorporated by reference in the following Registration Statements and in the related Prospectuses:

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                                                                 Registration
Description                                                    Statement Number
Form S-3
PepsiCo SharePower Stock Option Plan for PCDC
 Employees                                                     33-42121
$32,500,000 Puerto Rico Industrial, Medical and
   Environmental Pollution Control Facilities
   Financing Authority Adjustable Rate Industrial
   Revenue Bonds                                               33-53232
Extension of the PepsiCo SharePower Stock Option
   Plan to Employees of Snack Ventures Europe, a
   joint venture between PepsiCo Foods International
   and General Mills, Inc.                                     33-50685
$4,587,000,000 Debt Securities and Warrants                    33-64243

Form S-8
PepsiCo SharePower Stock Option Plan                           33-35602, 33-29037,
                                                               33-42058, 33-51496,
                                                               33-54731 & 33-66150
1988 Director Stock Plan                                       33-22970
1979 Incentive Plan and the 1987 Incentive Plan                33-19539
1994 Long-Term Incentive Plan                                  33-54733
1995 Stock Option Incentive Plan                               33-61731 & 333-09363
1979 Incentive Plan                                            2-65410
PepsiCo, Inc. Long Term Savings Program                        2-82645, 33-51514 &
                                                               33-60965
PepsiCo 401(K) Plan                                            333-89265

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Pursuant  to Rule  436(c)  of the  Securities  Act of 1933,  such  report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


KPMG LLP
New York, New York
April 26, 2000


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